Exhibit 11.1

HUGHES SUPPLY, INC.
SUMMARY SCHEDULE OF EARNINGS PER SHARE CALCULATIONS
(in thousands, except per share amounts)

         Potentially dilutive securities:
            Options for common stock, issued under stock option plan.



                                                            Three Months
                                                            Ended July 31,
                                                          1997         1996
Line
----
    SHARES
    ------

1   Average shares outstanding                            17,770       15,632

2   Incremental shares (options) -
    Assuming options outstanding at end of period
    were exercised at beginning of period (or time
    of issuance, if later) and proceeds were used
    to purchase shares at average market price
    during the period                                        298          339
                                                      ----------   ----------
3   Shares used in calculating Earnings Per
    Common and Common Equivalent Share                    18,068       15,971

4   Incremental shares (options) -
    Assuming options outstanding at end of period
    were exercised at beginning of period (or time
    of issuance, if later) and proceeds were used
    to purchase shares at the higher of the
    average market price during the period or the
    market price at the end of the period; and
    that options exercised during the period were
    exercised at the beginning of the period (or
    time of issuance, if later) and the proceeds
    were used to purchase shares at the market
    price at the date of exercise                             10            4
                                                      ----------   ----------
5   Shares used in calculating Earnings Per
    Common Share - Assuming Full Dilution                 18,078       15,975
                                                      ==========   ==========
    EARNINGS
    --------

6   Net income per financial statements               $   12,283   $    9,198
                                                      ==========   ==========

    RESULTING PER SHARE DATA
    ------------------------

7   Earnings per common share (Line 6/Line 1)        $       .69   $       .59
                                                     ===========   ===========
8   Earnings per common share and common
    equivalent share (Line 6/Line 3)                 $       .68   $       .58
                                                     ===========   ===========
9        Dilution                                            1.4%          1.7%
                                                     ===========   ===========

10  Earnings per common share - assuming full
    dilution (Line 6/Line 5)                         $       .68   $       .58
                                                     ===========   ===========

11       Dilution                                            1.4%          1.7%
                                                     ===========   ===========
12  Used in statements of income:

    [   ] Line 7, if dilution less than 3%, or antidilution, exists for all periods.

    [ X ] Lines 8 and 10, if dilution >= 3% for any period.
                                                              Six Months
                                                            Ended July 31,
                                                          1997         1996
Line
----
    SHARES
    ------

1   Average shares outstanding                            17,673       14,207

2   Incremental shares (options) -
    Assuming options outstanding at end of period
    were exercised at beginning of period (or time
    of issuance, if later) and proceeds were used
    to purchase shares at average market price
    during the period                                        277          297
                                                      ----------   ----------
3   Shares used in calculating Earnings Per
    Common and Common Equivalent Share                    17,950       14,504

4   Incremental shares (options) -
    Assuming options outstanding at end of period
    were exercised at beginning of period (or time
    of issuance, if later) and proceeds were used
    to purchase shares at the higher of the
    average market price during the period or the
    market price at the end of the period; and
    that options exercised during the period were
    exercised at the beginning of the period (or
    time of issuance, if later) and the proceeds
    were used to purchase shares at the market
    price at the date of exercise                             41           18
                                                      ----------   ----------
5   Shares used in calculating Earnings Per
    Common Share - Assuming Full Dilution                 17,991       14,522
                                                      ==========   ==========
    EARNINGS
    --------

6   Net income per financial statements               $   20,060   $   14,721
                                                      ==========   ==========

    RESULTING PER SHARE DATA
    ------------------------

7   Earnings per common share (Line 6/Line 1)        $      1.14   $      1.04
                                                     ===========   ===========
8   Earnings per common share and common
    equivalent share (Line 6/Line 3)                 $      1.12   $      1.01
                                                     ===========   ===========
9        Dilution                                            1.8%          2.9%
                                                     ===========   ===========

10  Earnings per common share - assuming full
    dilution (Line 6/Line 5)                         $      1.12   $      1.01
                                                     ===========   ===========

11       Dilution                                            1.8%          2.9%
                                                     ===========   ===========
12  Used in statements of income:

    [   ] Line 7, if dilution less than 3%, or antidilution, exists for all periods.

    [ X ] Lines 8 and 10, if dilution >= 3% for any period.